UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     November 5, 2004

FOSTER WHEELER

(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649
(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000
(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.         Entry into Material Definitive Agreements.

On October 14, 2004, Foster Wheeler Inc. (the “Company”) delivered a letter (the “Letter”) to Steven I. Weinstein in accordance with the Employment Agreement dated as of September 30, 2002 between the Company and Mr. Weinstein (the “Employment Agreement”), notifying him that his employment would be terminated without cause on October 30, 2004 (the “Termination Date”).  The Letter stated that on the condition that Mr. Weinstein duly sign, date, deliver to Raymond J. Milchovich, President, Chief Executive Officer and Chairman of the Board of Directors of Foster Wheeler Ltd., and not revoke, a Waiver and Release Agreement the form of which was attached to the letter, Mr. Weinstein would receive from the Company the separation amounts and benefits specified in Section 4.2.2 of the Employment Agreement, which separation amounts and benefits were not otherwise payable under the Employment Agreement, but which would be provided in exchange for Mr. Weinstein’s signing and not revoking the form of Waiver and Release Agreement attached thereto.  The Letter provided that Mr. Weinstein would be able to revoke such Waiver and Release Agreement within seven days after its signing.

On November 5, 2004, Mr. Weinstein signed, dated and delivered to Mr. Milchovich the Waiver and Release Agreement in the form attached to the Letter, pursuant to which, in consideration of the payment of the separation amounts and benefits to be paid to him under Section 4.2.2 of the Employment Agreement, Mr. Weinstein provides a waiver to Foster Wheeler Ltd. and its affiliates and related parties of claims, actions and liabilities arising out of or relating to his employment with the Company.  Pursuant to the terms of the Letter, Mr. Weinstein may revoke the Waiver and Release Agreement up until November 12, 2004.

Item 9.01.        Financial Statements and Exhibits.

(c)      Exhibits.

99.1      Waiver and Release Agreement, dated November 5, 2004, of Steven I. Weinstein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: November 5, 2004	By:	/s/ Lisa Fries Gardner
Lisa Fries Gardner
Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Waiver and Release Agreement, dated November 5, 2004, of Steven I. Weinstein.